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                                                                   Exhibit 23.11


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Medical Resources, Inc. on Form S-3 of our report dated August 1, 1997, on our audit of the financial statements of Capstone Management Group, Inc. as of December 31, 1996 and for the year ended December 31, 1996, which report is included in Medical Resources, Inc. Current Report on Form 8-K/A. We also consent to the reference to our firm under the caption "Experts".


/s/ Baca Pieczkolon & Associates

BACA PIECZKOLON & ASSOCIATES
Trevose, Pennsylvania
December 12, 1997